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BAUSCH & LOMB INCORPORATED

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2003
NOTICE OF
ANNUAL MEETING
AND PROXY
STATEMENT

[BAUSCH & LOMB LOGO]

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Corporate Offices One Bausch & Lomb Place
Rochester NY 14604-2701

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[BAUSCH & LOMB LOGO]

March 21, 2003

Dear Bausch & Lomb Shareholder:

We invite you to attend our annual meeting of shareholders on Tuesday, April 29, 2003, at 9:00 a.m., to be held at The Center for Biomedical Learning Conference Center at the Strong Memorial Medical Center Complex, School of Medicine and Dentistry, 601 Elmwood Avenue in Rochester, New York.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and the procedures for the meeting. It also describes how the company's Board of Directors operates and gives certain information about the company.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact the Secretary of the company at the address above.

Sincerely,

/s/ Ronald L. Zarrella

Ronald L. Zarrella
Chairman and Chief Executive Officer

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NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
OF BAUSCH & LOMB INCORPORATED

Date:	April 29, 2003
Time	9:00 a.m.
Place:	The Center for Biomedical Learning Conference Center Strong Memorial Medical Center Complex School of Medicine and Dentistry 601 Elmwood Avenue Rochester, New York 14642-0001
Purpose:

- Elect four directors
- Ratify appointment of independent accountants
- Approve the Bausch & Lomb 2003 Long-Term Incentive Plan
- Consider such other business as may properly come before the meeting or any adjournment thereof, including a proposal to amend the company's by-laws and certificate of incorporation to authorize annual election of the Board of Directors

YOUR VOTE IS IMPORTANT. YOU MAY VOTE YOUR SHARES BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE VOTING INSTRUCTIONS THAT ARE PRINTED ON THE PROXY CARD, OR YOU MAY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

/s/ Jean F. Geisel

Jean F. Geisel
Secretary
March 21, 2003

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BAUSCH & LOMB INCORPORATED
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 29, 2003

GENERAL INFORMATION
The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to shareholders is March 21, 2003.

Outstanding Shares
On February 1, 2003, 53,382,496 shares of common stock and 559,834 shares of class B stock were outstanding. Each common share and class B share has one vote.

Who May Vote
Shareholders of Bausch & Lomb Incorporated as of the company's record date, March 7, 2003, may vote. A list of shareholders entitled to vote will be available at the request of any shareholder at the annual meeting.

How To Vote
You may vote by proxy or in person at the meeting. To vote your shares by proxy, you may call the toll-free number or vote on the Internet by following the instructions set forth on the proxy card, or you may mail your signed proxy card to our tabulator in the envelope provided. Even if you plan to attend the meeting, we recommend that you vote prior to the meeting. You can always change your vote as described below.

How Proxies Work
Bausch & Lomb's Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Bausch & Lomb management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish us to vote your shares, your shares will be voted "for" all director candidates, "for" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the company for 2003, "for" the approval of the Bausch & Lomb 2003 Long-Term Incentive Plan and "against" the proposal described on pages 25-26 to amend the company's by-laws and certificate of incorporation to authorize annual election of the Board of Directors. Proxyholders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. Generally, you need to call the toll-free number, vote on the Internet or sign and return all of your proxy cards to vote all of your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. Shares registered in your name and shares held in the Bausch & Lomb 401(k) Plan are covered by a separate proxy card. If a proxy card representing shares in the Bausch & Lomb 401(k) Plan is not voted, those shares will be voted by the trustee of the Plan in accordance with the direction of the majority of shares voted by other participants in the Plan.

If for any reason nominees for election as a director become unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

Quorum
In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Bausch & Lomb are not voted and do not count for this purpose.

Changing Your Vote
You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Bausch & Lomb's Secretary in writing at the address under "Questions?" on page 27.

Bausch & Lomb   1   2003 Proxy Statement

Votes Needed
Director nominees receiving the largest number of votes cast are elected, up to the maximum number of directors fixed by the Board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Ratifying the appointment of PricewaterhouseCoopers LLP as independent accountants for 2003 and the approval of the Bausch & Lomb 2003 Long-Term Incentive Plan require the favorable vote of a majority of votes cast. The approval of the proposal to amend the company's by-laws and certificate of incorporation to authorize annual election of the Board of Directors requires 80% of shares outstanding.

Attending In Person
Only shareholders, their designated proxies and Bausch & Lomb's guests may attend the meeting.

BOARD OF DIRECTORS
The Board of Directors of the company met five times in 2002. Each of the directors attended 75% or more of the aggregate number of regularly scheduled and special Board and committee meetings held during the year.

Directors who were not employees of the company received an annual retainer of $52,000. In addition, directors who chaired committees and were not employees of the company received an additional $5,200 annual retainer. No additional fees are paid for attendance at meetings. The company does not pay an annual retainer or fees to directors who are employees of the company.

The company's Annual Retainer Stock Plan for Non-Employee Directors was approved by the shareholders on May 10, 1996 and amended on January 25, 2000 to include director stock ownership guidelines. The guidelines provide that directors who own company shares or share equivalents with an aggregate market value of $260,000 or more have the option to receive their annual retainer in company stock or cash or a combination of both. Directors who have not met the guidelines receive at least one-half of the annual retainer in company stock.

Under the 1990 Stock Incentive Plan, non-employee directors annually receive non-qualified, fully-vested options to purchase shares of class B stock of the company. The number of options is determined by a fixed formula set forth in the Plan, and the exercise price of all such options is determined by the fair market value of the company's common stock on the date of grant. For fiscal year 2002, each non-employee director was granted 3,766 options to purchase class B shares at a price of $28.715 per share.

Under a new program, non-employee directors of the company receive an annual grant of 500 deferred stock equivalent units. These instruments are a contract right to receive, in cash, at the time of the director's retirement from the Board, an amount equal to the product of the market value of one share of the company's common stock at the time of the director's retirement from the Board multiplied by the number of deferred stock equivalent units. This element of compensation has been added to bring total director compensation into line with that of comparable companies, in part enhancing the company's ability to attract and retain high-quality director candidates, and in part aligning directors' economic interests with those of shareholders. Effective with the term of office which began on April 30, 2002 and will end on April 29, 2003, non-employee directors will receive 500 deferred stock equivalent units for service on the board of directors during that period. The program also provides for a matching contribution of deferred stock equivalents of up to $25,000 for new non-employee directors upon the acquisition of shares of company stock by the director.

Pursuant to an appointment by the Board of Directors, Mr. William H. Waltrip serves as lead director of the Board of Directors. Mr. Waltrip received a retainer of $25,000 for his services as lead director for the period beginning April 30, 2002 and ending with the annual meeting of shareholders on April 29, 2003, in addition to his annual retainer as a director. His responsibilities include acting as chairman of executive sessions of the non-employee directors and acting as principal liaison between the non-employee directors and the chairman of the board. It is currently expected that he will continue to serve in this capacity.

Committees Of The Board
The Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Executive Committee, the Audit Committee, the Committee on Management and the Committee on Directors.

Bausch & Lomb   2   2003 Proxy Statement

Executive Committee
Number of Members:	Five
Members:	Ronald L. Zarrella (Chair), Franklin E. Agnew, John R. Purcell, William H. Waltrip and Kenneth L. Wolfe
Number of Meetings in 2002:	Four
Functions:	- Holds regularly scheduled and special meetings between regular Board meetings to take action necessary for the company to operate efficiently
- Possesses all of the authority of the full Board, except as limited by the by-laws of the company

Audit Committee
Number of Members:	Five non-employee directors
Members:	Jonathan S. Linen (Chair), Domenico De Sole, Ruth R. McMullin, Linda Johnson Rice and William H. Waltrip
Number of Meetings in 2002:	Five
Functions:	- Reviews the scope and results of the independent accountants' annual examination of the company's consolidated financial statements
- Reviews the overall adequacy of internal controls with the company's internal auditors and independent accountants
- Recommends to the Board the appointment of the independent accountants

- Provides for direct communication among the Board, the independent accountants and the internal auditors, including review of the disclosures and letter provided by the independent accountants pursuant to Independence Standards Board Standard No. 1

- Reviews with management the services provided by and fees paid to the company's independent accountants, to assess compatibility of such services with the independence of the company's independent accountants

- Reviews with the company's general counsel and chief compliance officer the company's program for monitoring and assessing compliance with laws and company policy

Committee on Management
Number of Members:	Three non-employee directors
Members:	Kenneth L. Wolfe (Chair), Franklin E. Agnew and Jonathan S. Linen
Number of Meetings in 2002:	Six
Functions:	- Reviews compensation policies to ensure that they provide appropriate motivation for corporate performance and increased shareholder value
- Recommends to the Board remuneration of the chief executive officer and determines remuneration of other officers of the company elected by the Board
- Conducts evaluation of the chief executive officer for submission to the Board
- Grants options under and otherwise administers the company's stock incentive plans and approves and administers any other compensation plan in which officers of the company participate
- Reviews and ensures that a process is in place to provide continuity and succession of officers and key employees

Committee on Directors
Number of Members:	Three non-employee directors
Members:	John R. Purcell (Chair), Linda Johnson Rice and William H. Waltrip
Number of Meetings in 2002:	Two
Functions:	- Recommends to the Board all matters relating to the Board, including the development of policies on composition, participation, and size of the Board, and the tenure and retirement of directors
- Recommends to the Board changes in the organization and procedures of the Board, including evaluation of the company's governance structure and procedures
- Considers director nominees, including those submitted by shareholders, for recommendation to the Board

The Committee on Directors will consider director candidates proposed by shareholders. The company's by-laws provide that such shareholder submissions must include certain biographical information concerning the recommended individual, including age, address, employment history and board memberships, if any, and the candidate's written consent to the nomination and to serve if elected. To be considered for nomination at the 2004 annual meeting, shareholder submissions for nomination must be received at the offices of the company to the attention of the Secretary at One Bausch & Lomb Place, Rochester, New York 14604-2701 between December 31, 2003 and January 30, 2004.

Bausch & Lomb   3   2003 Proxy Statement

ITEM NO. 1
ELECTION OF DIRECTORS

General
The Board of Directors currently has ten members and, pursuant to the company's by-laws, is divided into three classes. One class is elected each year to serve for three years. The term of office of each class will expire, respectively, on the dates of the annual meetings of shareholders in 2003, 2004 and 2005. The directors whose terms expire at the 2003 annual meeting of shareholders are Franklin E. Agnew, Ruth R. McMullin, Linda Johnson Rice and Barry W. Wilson. Mr. Wilson was elected a director by the Board of Directors on January 28, 2003 to serve until the annual meeting of shareholders in 2003. Accordingly, the Board of Directors has fixed the number of directors to be elected at the 2003 annual meeting of shareholders at four, and Mmes. McMullin and Johnson Rice and Messrs. Agnew and Wilson are nominated to stand for election to serve until the 2006 annual meeting of shareholders.

Information about the nominees for election as directors, as well as those directors continuing in office, is presented below.

Nominees for Election as Directors - Term Expiring 2006
[PHOTO]	FRANKLIN E. AGNEW	Director since 1982 Age: 68

Mr. Agnew serves as a business consultant to private industry. From 1989 until 1990, Mr. Agnew was trustee in reorganization of Sharon Steel Corporation. From 1971 until 1986, Mr. Agnew was a director of H. J. Heinz Company, a worldwide provider of processed food products and services, and from 1973 until 1986 was a group executive with responsibility for various Heinz affiliates. Mr. Agnew is a director of Prudential Financial, Inc.

[PHOTO]	RUTH R. McMULLIN	Director since 1987 Age: 61

Mrs. McMullin is the chairperson of trustees of the Eagle-Picher Personal Injury Settlement Trust. She was a member of the faculty of the Yale School of Management as a Management Fellow from 1994 to 1995. From 1992 to 1994, she was president and chief executive officer of the Harvard Business School Publishing Corporation. From 1990 to 1992, Mrs. McMullin was a consultant to private industry and from 1991 to 1992, she was also acting chief executive officer of UNR Industries, Inc. and a member of that company's chairman's committee. From 1989 to 1990, Mrs. McMullin was president and chief executive officer of John Wiley & Sons, Inc., a publishing company. She joined that company as executive vice president and chief operating officer in 1987.

[PHOTO]	LINDA JOHNSON RICE	Director since 1990 Age: 45

Mrs. Rice has been president and chief executive officer of Johnson Publishing Company, Inc., a multi-media company, since 2002. She joined that company in 1980, became vice president in 1985 and president and chief operating officer in 1987. In addition to management of the company, she oversees the editorial content of Ebony and Jet magazines. She is also president of Fashion Fair Cosmetics, a division of Johnson Publishing. Mrs. Rice is a director of Kimberly-Clark Corporation, Omnicom Group, Inc. and VIAD Corp.

Bausch & Lomb   4   2003 Proxy Statement

[PHOTO]	BARRY W. WILSON	Director since 2003 Age: 58

Mr. Wilson has served since 1997 as senior vice president of Medtronic, Inc., a medical technology company, and since 2001 has served as president of Medtronic International. He joined Medtronic, Inc. in 1995 as president of Europe, Middle East and Africa. From 1993 to 1995, Mr. Wilson served as president - international of the Lederle Division of the American Cyanamid Company, a research-based life sciences company. From 1980-1993, Mr. Wilson was employed with Bristol-Myers Squibb with his last position being president of Europe. Prior to this period, he was employed by Pfizer, Inc. in nine different countries. Mr. Wilson is chairman of Eucomed, a European medical technology industry association.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE INDIVIDUALS IDENTIFIED ABOVE AS DIRECTOR NOMINEES OF THE COMPANY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Directors Continuing in Office - Term Expiring 2004
[PHOTO]	DOMENICO DE SOLE	Director since 1996 Age: 59

Mr. De Sole has served since 1995 as president and chief executive officer of Gucci Group N.V., a multibrand luxury goods company which designs, produces and distributes personal luxury accessories and apparel. He joined that company in 1984 as president and chief executive officer of Gucci America, Inc. and in 1994 was named chief operating officer of Gucci Group N.V. Mr. De Sole is a director of The Procter & Gamble Company.

[PHOTO]	KENNETH L. WOLFE	Director since 1989 Age: 64

Mr. Wolfe served as chairman and chief executive officer of Hershey Foods Corporation, a food products manufacturing firm, from 1994 until his retirement in December 2001. He joined that firm in 1967 and held various executive positions before being appointed vice president and chief financial officer in 1981. In 1984, Mr. Wolfe was named senior vice president. From 1985 until 1993, he was president and chief operating officer. Mr. Wolfe is a director of Carpenter Technology Corporation.

[PHOTO]	RONALD L. ZARRELLA	Director since 2001 Age: 53

Mr. Zarrella has served since November 2001 as chairman and chief executive officer of Bausch & Lomb Incorporated. He was previously with General Motors Corporation, where he was executive vice president and president of General Motors North America from 1998 to 2001. From 1994 to 1998, Mr. Zarrella was vice president and group executive in charge of General Motor's North American Vehicle Sales, Service and Marketing Group. From 1985 to 1994, Mr. Zarrella held several executive positions at Bausch & Lomb, including serving as its president, chief operating officer and a member of its Board of Directors. Before joining Bausch & Lomb in 1985, he held various executive positions with Bristol Myers Company and Esmark Corporation. Mr. Zarrella is a director of Avaya, Inc. and U.S. FIRST.

Bausch & Lomb   5   2003 Proxy Statement

Directors Continuing in Office - Term Expiring 2005
[PHOTO]	JONATHAN S. LINEN	Director since 1996 Age: 59

Mr. Linen has served since 1993 as vice chairman of American Express Company, a diversified worldwide travel and financial services company. He joined that company in 1969 and held various executive positions before being appointed president and chief executive officer of Shearson Lehman Brothers in 1989. In 1992, he was named president and chief operating officer of American Express Travel Related Services Company, Inc. Mr. Linen is a member of the board of trustees of the National Urban League and the U.S. Council for International Business, and is a member of The Council on Foreign Relations.

[PHOTO]	JOHN R. PURCELL	Director since 1976 Age: 71

Mr. Purcell has served since 1989 as chairman and chief executive officer of Grenadier Associates Ltd., a venture banking firm. From 1991 until 1997, he served as chairman of Donnelley Marketing, Inc., a data-based direct marketing company. From 1987 until 1990, he served as chairman of Mindscape, Inc., an educational and entertainment computer software company. Mr. Purcell served from 1982 until 1986 as chairman and president of SFN Companies, Inc., a communications company. Prior to that he served as executive vice president of CBS, Inc. and as senior vice president, finance of Gannett Co., Inc. He is a director of Omnicom Group, Inc., Technology Solutions Company, and Journal Register Company.

[PHOTO]	WILLIAM H. WALTRIP	Director since 1985 Age: 65

Mr. Waltrip has served since 1993 as chairman of the board of Technology Solutions Company, a systems integration company, and from 1993 until 1995 he was chief executive officer of that company. From 1996 to 1998, he also served as chairman of Bausch & Lomb Incorporated, and during 1996 was the company's chief executive officer. Mr. Waltrip also served as the company's chairman from July 2001 to November 2001, and as its chief executive officer from September 2001 to November 2001. From 1991 to 1993, he was chairman and chief executive officer of Biggers Brothers, Inc., a food service distribution company and was a consultant to private industry from 1988 to 1991. From 1985 to 1988, he served as president and chief operating officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been president, chief executive officer and a director of Purolator Courier Corporation. He is a director of Theravance, Inc., Charles River Laboratories International, Inc., Teachers Insurance and Annuity Association and Thomas & Betts Corporation.

Bausch & Lomb   6   2003 Proxy Statement

ITEM NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
The Board of Directors has unanimously approved and voted to recommend that shareholders ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the company for 2003. A representative of PricewaterhouseCoopers LLP plans to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR 2003. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND EXECUTIVE OFFICERS
Beneficial Owners of More than 5% of the Company's Common Stock
Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Outstanding Common Stock
Ariel Capital Management, Inc. 200 E. Randolph Drive Suite 2900 Chicago, IL 60601	4,555,985 (1)	8.5%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	4,135,000 (2)	7.7%
FMR Corp. 82 Devonshire Street Boston, MA 02109	3,619,359 (3)	6.8%
Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94104	3,626,419(4)	6.7%
Hotchkis & Wiley Capital Management, LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017-5439	3,457,439 (5)	6.4%
(1)	Shares are as of December 31, 2002 and include 3,765,431 shares with respect to which there is sole power to vote and 4,532,495 shares with respect to which there is sole power of disposition.
(2)

Shares are as of December 31, 2002, and include 4,135,000 shares with respect to which there is sole power to vote and 4,135,000 shares which respect to which there is shared power of disposition. Includes 4,135,000 shares (7.7% of outstanding common stock) also reported as owned beneficially by The Vanguard Specialized Funds - Vanguard Health Care Fund, 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Shares are as of December 31, 2002 and include 42,629 shares with respect to which there is sole power to vote and 3,619,359 shares with respect to which there is sole power of disposition.
(4)

Shares are as of December 31, 2002 and include 3,337,569 shares with respect to which there is sole power to vote, 72,200 shares with respect to which there is shared power to vote and 3,626,419 shares with respect to which there is sole power of disposition.

(5)	Shares are as of December 31, 2002 and include 2,394,899 shares with respect to which there is sole power to vote and 3,303,599 shares with respect to which there is sole power of disposition.

Bausch & Lomb   7   2003 Proxy Statement

Security Ownership Of Directors and Executive Officers
Presented below is information concerning the amount of company stock beneficially owned by each director and director nominee, each non-director officer named in the Summary Compensation Table appearing on page 13, and all directors and executive officers of the company as a group. All numbers stated are as of February 10, 2003, and include beneficial ownership of shares of common and class B stock, which are identical with respect to dividend and liquidation rights and vote together as a single class for all purposes.

Except for class B stock, which is transferable only in accordance with the terms of the company's stock incentive plan under which it was acquired, and except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. No individual named below beneficially owns more than 1% of the company's outstanding voting stock, other than Mr. Zarrella who owns 1.6%, and the shares beneficially owned by all directors and executive officers as a group constitute 4.7% of the company's outstanding voting stock.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership
Franklin E. Agnew	37,834	(1)
Gary M. Aron	78,606	(2)
Domenico De Sole	13,947	(3)
Dwain L. Hahs	101,152	(4)
Jonathan S. Linen	23,504	(3)
John M. Loughlin	119,626	(5)
Stephen C. McCluski	252,155	(6)
Ruth R. McMullin	32,687	(1)
John R. Purcell	51,057	(7)
Linda Johnson Rice	26,839	(1)
William H. Waltrip	195,115	(8)
Barry W. Wilson	3,134
Kenneth L. Wolfe	27,664	(1)
Ronald L. Zarrella	863,705	(9)
All Directors and Executive Officers as a group (26 persons)	2,526,785

In addition to shares beneficially owned by directors and executive officers of the company, as indicated above, such persons may also own common stock equivalents under deferred compensation plans of the company, reflecting further their economic stake in the value of the company's common stock. As of February 10, 2003, the following common stock equivalents were owned by (i) the company's executive officers: Mr. Zarrella, 32,050; Mr. Hahs, 6,457; Mr. McCluski, 13,264; Mr. Aron, 983; Mr. Loughlin, 5,286; (ii) the company's directors: Mr. De Sole, 3,116; Mr. Purcell, 9,742; Mrs. Rice, 2,602; Mr. Wilson, 761; and (iii) all executive officers and directors of the company as a group, 102,951.
(1)	Includes 22,847 shares which may be acquired within 60 days through the exercise of stock options.
(2)

Includes 59,758 shares and 335 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan and 11,000 shares of restricted stock held subject to satisfaction of certain vesting conditions.

(3)	Includes 13,947 shares which may be acquired within 60 days through the exercise of stock options.
(4)

Includes 44,334 shares and 498 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan and 12,450 shares of restricted stock held subject to satisfaction of certain vesting conditions.

(5)

Includes 85,272 shares and 3,085 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan and 10,600 shares of restricted stock held subject to satisfaction of certain vesting conditions.

(6)

Includes 207,500 shares and 1,748 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan and 16,050 shares of restricted stock held subject to satisfaction of certain vesting conditions.

(7)	Includes 10,004 shares which may be acquired within 60 days through the exercise of stock options.
(8)	Includes 185,560 shares which may be acquired within 60 days through the exercise of stock options.
(9)

Includes 666,667 shares and 407 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the 401(k) Plan and 196,631 shares of restricted stock subject to satisfaction of certain vesting conditions.

Bausch & Lomb   8   2003 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

The company's directors and officers are required to file reports with the Securities and Exchange Commission concerning their ownership of company stock. Based on the company's review of such reports and reconciliation of the company's stock records, four executive officers' actual holdings of shares acquired under company plans did not match previously filed reports. Reconciling changes were reported on Form 5 for 2002 resulting in late filings for the following shares: Mr. Alan H. Farnsworth, 485 shares of common stock; Mr. Hahs, 2,118 shares of common stock; Mr. Jurij Z. Kushner, 163 shares of common stock and 706 shares of class B stock; and Mr. Loughlin, 134 shares of common stock.

To provide full disclosure with respect to the holdings of the company's directors and officers in connection with the new real-time disclosure requirements, executive officers and directors report certain income deferred under plans, including the company's 401(k) excess plan, into phantom stock units (units fluctuating in value with the market price of the company's common stock, and which are granted dividend equivalents also valued in the same manner). Current executive officers and directors did not previously report those phantom units on prior Forms 5 (one for each year the individual was an executive officer or director).

EXECUTIVE COMPENSATION

Report of the Committee on Management
In 2002, the Committee on Management of the Board of Directors met six times. In advance of each meeting, management reviews the agenda with the committee chair and, prior to the meeting, each committee member receives a complete briefing book which details each topic to be considered. The committee chair reports to the Board of Directors on committee discussions and key actions. The committee has general responsibility for compensation of officers of the company, overseeing management development for officers and key executives, and providing counsel and advice to the chairman and chief executive officer on management and organizational issues.

Compensation Philosophy and Policy
Executive compensation at Bausch & Lomb seeks to align the financial interests of executives with the interests of shareholders by leveraging the mix of base salary, annual incentives and long-term incentives, placing greater emphasis on "at risk" pay components tied to key company stock appreciation drivers while ensuring sound corporate governance practices.

Bausch & Lomb provides a competitive level of total compensation structured to attract and retain high caliber executives, and offers incentive and equity ownership opportunities linked to annual and long-term company performance and to shareholder return.

To maintain a competitive level of compensation, the company commissions an independent consulting firm to conduct an annual survey of executive compensation in a defined group of companies. The surveyed companies are selected based on: (i) similarity of their product lines to those of Bausch & Lomb; (ii) the competitive market for executive talent; and (iii) availability of compensation data provided confidentially to a third party. The surveyed companies include several, but not all, of the companies in the S&P 500 Healthcare Index used in the Comparison of Five-Year Cumulative Total Shareholder Return chart on page 17.

The survey compares Bausch & Lomb's total executive compensation to the compensation of matched jobs in the peer group of companies, based on the relative size of the peer company or, for certain officers managing operating units, the division or the business which that executive leads. The study includes base compensation, annual incentives and long-term incentives, including stock-based compensation. The relative financial performance of Bausch & Lomb and its peer group, together with the compensation survey results, are reviewed by the committee annually. In general, the aggregate compensation package for executives is targeted to pay at the market median of the peer group of companies, if performance criteria are achieved (i.e., if financial performance meets expectations) and above market median if performance exceeds expectations. The overall compensation package for the chief executive officer of the company, Ronald L. Zarrella, was based on the terms of his employment agreement and was in the top quartile of peer group companies.

Bausch & Lomb   9   2003 Proxy Statement

After considering the survey data, business objectives and compensation philosophy and strategy, the committee determines targeted levels of base compensation, long- and short-term incentives and stock option award levels for the officers of the company. In approving salary and incentive payments for individuals other than the chief executive officer, the committee also considers recommendations made by the chief executive officer. The compensation of individual executives can and does vary from the compensation benchmark based on such factors as individual performance, potential for future advancement, responsibilities, length of time in their current positions and, for recently hired executives, including the chief executive officer, their prior compensation packages.

Base Pay
Base pay levels and increases for each officer take into consideration the individual's current performance, experience, the scope and complexity of his or her position within the company and the external competitive marketplace for comparable positions at peer companies. Base pay for officers is reviewed each year, and generally adjusted annually. The executive officers named in the Summary Compensation Table appearing on page 13, excluding Mr. Zarrella, received an average salary increase of 7.0% for 2002 to reflect competitive market conditions and their contributions to the organization.

Mr. Zarrella's annualized base pay for 2002 was in accordance with his employment agreement and was established after consideration of competitive pay in the external market, including Mr. Zarrella's base pay with his former employer.

Annual Incentive Awards
In 2002, the company revised its Economic Value Added Management Incentive Compensation Plan substantially, renaming it the Annual Incentive Compensation Plan. The Annual Incentive Compensation Plan is designed to reward management level employees annually for their contribution to operating unit and corporate objectives. The Plan is funded based on combined achievement of company and operating unit performance against targets established by the committee at the beginning of the year. Company performance is measured based on comparable basis earnings per share (EPS). Operating unit performance is measured against targets established for sales, earnings, free cash flow, cost improvement initiatives, and strategic projects, tying incentive compensation more directly to key shareholder return indicators. The committee defined performance targets at various levels, which would determine the bonus pool funding to yield bonuses ranging from 0%-200% of the bonus targets. For 2002, the company achieved its EPS target, and the company portion of the bonus pool was funded at 100%. The bonus targets for officers, excluding the CEO, ranged from 40%-55% of base salary. On average, incentive targets are at the market median of the comparator group of companies. The bonus target for the chief executive officer was 100% in accordance with his employment agreement, which exceeds the targeted market median of chief executive officers at the comparator group of companies.

In 2002, corporate officers, including those identified in the Summary Compensation Table on page 13, were eligible for annual incentive awards under the Annual Incentive Compensation Plan. For executive officers without individual operating unit responsibility, the 2002 annual incentive was based primarily on company performance against the EPS target, modified up to 25% upward or downward for individual performance against objectives. Executive officers who managed business units had 25% of their annual incentive based on performance against operating unit objectives with the remainder based on company performance against the EPS target, modified up to 25% upward or downward for individual performance against objectives.

The chief executive officer's bonus for 2002 was guaranteed at a target of 100% of base salary based on the terms of his employment agreement. The agreement provides for the opportunity to earn an incentive award up to 150% of base pay upon achievement of goals agreed to by the committee. Company comparable basis EPS was established as the primary measure. During 2002, the Board of Directors and Mr. Zarrella agreed that no bonus would be paid for 2002 for reasons unrelated to company performance.

During 2002, the company implemented a further incentive plan, the Operating Margin Enhancement Plan, for all management employees, including the executive officers identified in the Summary Compensation Table on page 13. This plan provides for a one-time cash award equal to a target bonus under the Annual Incentive Compensation Plan. The cash award will be paid upon achievement in either 2002, 2003 or 2004 of an operating margin goal established by the committee during 2002. The operating margin goal was not achieved in 2002. Therefore, no payout was made under this Plan.

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Long-Term Incentive Awards
The package of long-term incentives offered to officers in 2002 included stock options and stock grants. The package of long-term incentives was targeted at the market median of peer company long-term incentive awards for all officers, other than the CEO, included in the Summary Compensation Table on page 13. The CEO's package of long-term incentive awards, which was based on the terms of his employment agreement, was in the top quartile of peer company awards.

Under the Bausch & Lomb 1990 Stock Incentive Plan, officers of the company are eligible to receive awards of stock options and stock grants, as approved by the committee. Guidelines for stock options and stock grants are based on a review of comparator company data in combination with an internal assessment of the scope and complexity of the executive's position. For each officer position, a target stock award is defined based on market data. The committee reviews the competitiveness of the target awards annually.

In January 2002, the committee awarded options within this framework to officers, including those identified on the Summary Compensation table on page 13.

As part of his hiring package, the company agreed to grant Mr. Zarrella 500,000 stock options in 2002. The 2002 options received by Mr. Zarrella vest over a three-year period. All stock options were priced at the fair market value of the underlying stock as of the date of the grant.

Early in 2002, the Cumulative Economic Value Added Long-Term Incentive Program was replaced by a Cumulative Long-Term Performance Program whereby corporate officers, including those identified in the Summary Compensation Table on page 13, received restricted stock grants made under the company's 1990 Stock Incentive Plan. Each restricted stock grant under the Cumulative Long-Term Performance Program vests based on achievement by the company of three-year average sales growth and cumulative EPS goals approved by the committee at the time of grant. These awards are targeted at 25% of participants' aggregate long-term incentive compensation. The chief executive officer was awarded a grant for one, two, and three-year award cycles each with a target award of $1 million at the time of vesting, all in accordance with his employment agreement. Actual awards under the Cumulative Long-Term Performance Program, upon vesting, can range from 0%-200% of the target number of shares awarded, depending upon company performance against pre-approved multi-year goals. In addition, since awards are expressed in shares of company stock, the actual value of awards upon vesting will vary based upon upward and downward changes in the market value of Bausch & Lomb common stock from the date of grant to the vesting date. The Cumulative Long-Term Performance Program was designed to provide executives with incentives for long-term improvements while also increasing stock ownership to further align executives' interests with those of shareholders.

Upon implementation in 2002 of the Cumulative Long-Term Performance Program, officers, including the officers identified in the Summary Compensation Table on page 13 but not including the chief executive officer, relinquished their unvested awards under the prior Cumulative Program. In order to align the officers around the goals of sales growth and delivery of EPS and to retain key management talent, the cancelled cycles were replaced with one-year and two-year cycles under the new Cumulative Long-Term Performance Program. These awards can vest in 2003 and 2004, respectively, but only upon achievement of pre-approved sales growth and EPS goals. The target number of shares awarded for the one-year and two-year cycles were significantly less than those cancelled and represented 33% and 66%, respectively, of a normal target award under this program. Restricted shares awarded under this program in 2002 are described in the table on page 15 entitled "Long-Term Incentive Program - Awards in Last Fiscal Year". The company achieved its sales growth and EPS goals under this program during 2002. Therefore, the one-year cycle awarded in 2002 vested 102% of the target number of shares with the value set forth under Other Annual Compensation in the Summary Compensation Table on page 13.

In January 2002, the committee awarded to Mr. Zarrella a supplemental restricted stock grant of 76,622 shares vesting over three years in one-third increments. This grant was provided in accordance with his employment agreement which indicated that the Committee on Management would consider an additional grant to compensate for benefits forfeited from his prior employer.

In addition to the Cumulative Long-Term Performance Program, restricted stock grants may be awarded periodically to officers of the company. In 2002, restricted stock grants were awarded to officers other than the chief executive officer, including those identified in the Summary Compensation Table on page 13, to reflect performance and the company's desire to retain key executive talent.

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Supplemental Executive Retirement Plan
An additional key element of total compensation for the chief executive officer is the Supplemental Executive Retirement Plan (SERP) II, under which Mr. Zarrella was vested immediately as part of his hiring package, in view of his prior service with the company, and in view of similar benefits with his former employer which were forfeited. This benefit is described further on page 18. This Plan, funded by life insurance to minimize the cost to the company, is designed to provide a competitive retirement benefit (up to a 60% replacement ratio). All other executive officers participate in SERP III, described on page 18. Contributions made under SERP II and SERP III Plans do not result in taxable income to the participants.

Response to Internal Revenue Code Limits on Deductibility of Certain Compensation
Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1,000,000 per person the company's tax deduction of certain non-performance-based compensation paid in a given year to its most highly compensated officers. The levels of non-performance-based salary, bonus and other compensation paid by the company do not typically exceed this level. In order to minimize the potential for lost tax deductibility, the committee recommended, and shareholders approved in 1998, amendments to certain company plans which were designed to assure that performance-based compensation plans currently in place achieve compliance with the requirements of Section 162(m) of the Code. The committee's present intention is to use the requirements of Section 162(m) as a guide in its compensation-related decisions, except where the best interests of the company and its shareholders dictate otherwise. For 2002, the company will not receive a tax deduction on approximately $2.6 million in payments to Mr. Zarrella, of which $2.1 million represents a payment made in accordance with his employment agreement to compensate him for benefits forfeited from his prior employer. The majority of the remainder represents payments made to Mr. Zarrella related to his relocation.

Conclusion
Each element of the officer compensation package is reviewed by the Committee on Management to ensure that base pay and incentive opportunities are at competitive levels and to provide incentive systems reflecting financial performance and an alignment with shareholder interests. In summary, we believe the total compensation philosophy and compensation program serve the best interests of the shareholders.

Committee on Management

Kenneth L. Wolfe, Chair
Franklin E. Agnew
Jonathan S. Linen

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Compensation Tables

The individuals named in the following tables include the company's chief executive officer and the four other most highly compensated executive officers of the company for the fiscal year ended December 28, 2002.
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (3) (6)	Restricted Stock Award(s) ($) (1) (4)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($) (2) (5)

R. L. Zarrella Chairman and CEO	2002 2001 2000	$1,100,000 $63,462	$0 $0	$883,608 $1,404	$5,581,081 $0	500,000 500,000	$0 $0	<R$2,551,447> $2,856

D. L. Hahs Sr. V.P., Global Supply Chain	2002 2001 2000	$392,017 $376,800 $376,800	$231,780 $0 $2,486	$64,550 $29,317 $27,956	$131,285 $129,250 $47,781	25,000 30,000 33,500	$0 $0 $0	$17,641 $2,589 $3,652

S. C. McCluski Sr. V.P. and CFO	2002 2001 2000	$399,337 $375,100 $375,351	$219,635 $0 $0	$102,938 $21,902 $31,706	$101,277 $69,795 $0	35,000 50,000 39,500	$0 $0 $232,962	$17,970 $21,453 $33,008

G. M. Aron Sr. V.P., RD&E	2002 2001 2000	$311,838 $300,000 $265,275	$185,930 $0 $26,758	$62,431 $27,638 $23,249	$120,032 $93,060 $0	25,000 30,000 18,500	$0 $0 $5,262	$12,889 $9,667 $3,763

J. M. Loughlin Sr. V.P., Asia Region	2002 2001 2000	$313,596 $290,000 $266,425	$179,808 $0 $12,086	$452,155 $572,144 $426,983	$52,514 $113,740 $0	27,500 30,000 20,000	$0 $0 $65,659	$10,604 $9,812 $13,868
(1)

The restricted stock awards as reported above, will vest, dependent upon continued employment, as follows: for Mr. Zarrella, 25,541 shares vest in 2003, 25,540 shares vest in 2004, 25,541 shares vest in 2005 and 65,561 shares vest in 2006; for Mr. Hahs, 1,750 shares vest in 2003 and 1,750 shares vest in 2004; for Mr. McCluski, 1,350 shares vest in 2003 and 1,350 shares vest in 2004; for Mr. Aron, 1,600 shares vest in 2003 and 1,600 shares vest in 2004; and for Mr. Loughlin, 700 shares vest in 2003 and 700 shares vest in 2004. Holders of restricted stock, including restricted stock granted under the company's Cumulative Long Term Incentive Program, are entitled to dividend and voting rights on the shares. At December 28, 2002, the aggregate number of shares, including restricted stock awards under the Cumulative Long-Term Incentive Program which are reported in the table entitled "Long-Term Incentive Program - Awards in Last Fiscal Year" on page 15, and corresponding value as of such date of restricted stock owned by named individuals were as follows: Mr. Zarrella, 222,172 shares valued at $7,822,676; Mr. Hahs, 12,450 shares valued at $438,365; Mr. McCluski, 16,050 shares valued at $565,121; Mr. Aron, 11,000 shares valued at $387,310; and Mr. Loughlin, 10,600 shares valued at $373,226.

(2)	The amounts reported in this column, for all officers other than the CEO, consist solely of the company's matching contributions under its 401(k) Plan and 401(k) Excess Plan.
(3)

The amounts reported in this column for 2002, for all officers other than the CEO, include replacement grants, made early in 2002, of company restricted class B shares under the company's Cumulative Long-Term Incentive Program. Grants vested based on the company's 2002 performance against sales growth and EPS targets. For Mr. Zarrella, the amount includes a grant of company restricted class B shares provided in accordance with his employment agreement. These amounts are reported in this column rather than as Long-Term Incentive Program payouts because the performance period did not exceed one year. The dollar value on the date of vesting of such grants are, for Mr. Zarrella, $817,512; Mr. Hahs, $30,661; Mr. McCluski, $61,322; Mr. Aron, $30,661; and Mr. Loughlin, $35,771. Further information about the Cumulative Long-Term Incentive Program is set forth in the table entitled Long-Term Incentive Program - Awards in Last Fiscal Year on page 15, and in the Report of the Committee on Management on page 9.

(4)	An LTI grant in the amount of $185,910 was incorrectly reflected in Mr. Hahs' 2000 restricted stock award(s) in previous years. The amount has been reflected properly for the current year.

Bausch & Lomb   13   2003 Proxy Statement
(5)

<RThe All Other Compensation Column for Mr. Zarrella in 2002 includes a $2,092,037 cash payment made in accordance with his employment agreement to compensate him for benefits forfeited at his prior employer in accepting employment with the Company. This payment is further described in Related Transactions, Employment Contracts and Termination of Employment and Change in Control Arrangements on page 18. All Other Compensation in 2002 also includes $413,141 related to relocation. Of this amount, $64,535 represents use of the company plane for commuting purposes prior to Mr. Zarrella's relocation and $126,957 represents a tax gross-up related to the above relocation expenses.>

(6)

Mr. Loughlin's Other Annual Compensation includes expatriate allowances of $389,982, $537,007, and $397,709 for 2002, 2001 and 2000, respectively. Mr. Loughlin is on expatriate assignment in Hong Kong and receives the following allowances in accordance with the company's Global Service Policy: goods and services differential, Hong Kong housing/utilities (less employee contribution), annual home leave, school tuition costs, and tax differential. The tax differential portion of the allowances in the amount of $36,145, $141,512 and $21,209 for 2002, 2001 and 2000, respectively, represents actual income tax payments made by the company on behalf of Mr. Loughlin, less amounts withheld for the years stated. These amounts adjust Mr. Loughlin's taxes to levels he would have paid in the U.S. under the company's Tax Equalization Program.

Options/SAR Grants in Last Fiscal Year
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		% of Total
		Options/
	Number of	SARs
	Securities	Granted to
	Underlying	Employees	Exercise or		0%		5%		10%
	Options/SARs	In Fiscal	Base Price	Expiration	Stock	Dollar	Stock	Dollar	Stock	Dollar
Name	Granted (#) (2)	Year (3)	($/Sh) (4)	Date	Price	Gain	Price (5)	Gain	Price (5)	Gain
R.L. Zarrella	500,000	26.91%	$37.6850	Jan. 2, 2012	$37.6850	$0	$61.38	$11,847,500	$97.75	$30,032,500
D.L. Hahs	25,000	1.35%	$38.3450	Jan. 28, 2012	$38.3450	$0	$62.46	$602,875	$99.46	$1,527,875
S.C. McCluski	35,000	1.88%	$38.3450	Jan. 28, 2012	$38.3450	$0	$62.46	$844,025	$99.46	$2,139,025
G.M. Aron	25,000	1.35%	$38.3450	Jan. 28, 2012	$38.3450	$0	$62.46	$602,875	$99.46	$1,527,875
J.M. Loughlin	27,500	1.48%	$38.3450	Jan. 28, 2012	$38.3450	$0	$62.46	$663,163	$99.46	$1,680,663
(1)

There is no assurance that the value realized by an optionee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements which management believes cannot be predicted with accuracy.

(2)	All of the above stock options granted to the named executives vest annually in one-third increments.
(3)	Based on total number of options granted to employees of 1,857,713.
(4)	The exercise price reflected in this column is equal to the fair market value of the options on the date of grant.
(5)	Fair market value of stock at end of actual option term, assuming annual compounding at the stated value.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised, In-the-Money Options/SARs at FY-End ($)
Name	Number of Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable (2)	Unexercisable (2)
R.L. Zarrella	0	0	500,000	500,000	1,650,000	0
D.L. Hahs	0	0	26,000	53,000	0	0
S.C. McCluski	0	0	179,167	78,333	0	0
G.M. Aron	0	0	41,424	49,000	0	0
J. M. Loughlin	0	0	66,105	52,500	0	0
(1)	Market value of company's common stock at exercise, minus the exercise price.
(2)	Market value of company's common stock at year-end 2002, minus the exercise price.

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Long-Term Incentive Compensation

As described in more detail in the Report of the Committee on Management on page 9, Long-Term Incentive awards were made in 2002 under the Cumulative Long-Term Performance Program in the form of restricted shares which vest upon the achievement of certain sales growth and cumulative EPS goals. The table which follows reflects 2002 awards under this program.

Long-Term Incentive Program -- Awards in Last Fiscal Year (1)
Estimated Future Payments under Non-Stock Price-Based Programs
Name	Number of Shares	Performance Period (years) (2)	Threshold (shares)	Target (shares)	Maximum (shares)
R. L. Zarrella R. L. Zarrella	26,663 26,663	2 3	0 0	26,663 26,663	53,326 53,326

D. L. Hahs D. L. Hahs	2,000 3,000	2 3	0 0	2,000 3,000	4,000 6,000

S. C. McCluski S. C. McCluski	4,000 6,000	2 3	0 0	4,000 6,000	8,000 12,000

G. M. Aron G. M. Aron	2,000 3,000	2 3	0 0	2,000 3,000	4,000 6,000

J. M. Loughlin J. M. Loughlin	2,333 3,500	2 3	0 0	2,333 3,500	4,666 7,000
(1)

Grants under the company's Cumulative Long-Term Incentive Program will vest at the end of each performance period after approval by the Committee on Management of the company's performance against specific average sales growth and cumulative EPS targets for each such period.

(2)	Grants under the company's Cumulative Long-Term Incentive Program for 2002, the first year of the Program, are included as "Other Annual Compensation" in the Summary Compensation Table on page 13.

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Equity Compensation Plan Information

The following table represents options and restricted shares outstanding under the 1990 and 2001 Stock Incentive Plans as of December 28, 2002.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available to Future Issuance
Options: Equity compensation plans approved by security holders	5,721,231	$48.1244	1,600,000(1)
Equity compensation plans not approved by security holders	1,338,526	$40.0815	0(2)
Total Options	7,059,757	$46.5995	1,600,000

Restricted Stock Awards: Equity compensation plans approved by security holders	358,390(3)	$0	(1)
Equity compensation plans not approved by security holders	67,050	$0	(2)
Total Restricted Stock Awards	425,440	$0
(1)

Represents awards issued under the 1990 Stock Incentive Plan. Shares remaining available for issuance under this Plan as of year end total 1,600,000, no more than 100,000 of which may be issued as grants other than options and SARs.

(2)

The 2001 Stock Incentive Plan was approved by the Board of Directors on January 22, 2001. The Plan provides for an annual pool of shares for grant of options and restricted shares equal to 2% of outstanding shares. Eligible participants include all employees but not officers or directors. The provisions of the Plan are similar to the 1990 Stock Incentive Plan previously approved by shareholders. Effective January 1, 2003, the Board amended this Plan to allow for no further awards under this Plan.

(3)

Not included in this number are performance share awards that were granted under the 1990 Stock Incentive Plan which, upon achievement of performance goals, may be distributed immediately or deferred under the Restricted Stock Deferred Compensation Plan, as elected by the participant. At December 28, 2002, 154,830 shares had been deferred and will be paid out in shares based on the election made by the participant.

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TOTAL RETURN TO SHAREHOLDERS
Comparison of Five-Year Cumulative Total Shareholder Return
December 1997 Through December 2002

[PERFORMANCE GRAPH]

Assumes $100 invested on last day of December 1997. Dividends are reinvested quarterly.
Date	Bausch & Lomb	S&P Healthcare Index (1)	S&P 500

December 1997	$100.00	$100.00	$100.00
December 1998	$154.75	$143.79	$128.52
December 1999	$179.20	$128.48	$155.53
December 2000	$108.17	$175.99	$141.36
December 2001	$103.69	$155.01	$124.63
December 2002	$100.84	$125.90	$97.15
(1)	The S&P 500 Healthcare Index replaced the S&P Healthcare Composite in 2003.

Bausch & Lomb   17   2003 Proxy Statement

DEFINED BENEFIT RETIREMENT PLANS

Under the company's Retirement Benefits Plan, all U.S. employees of the company who have reached age 21 and have at least one year of service are participants. The Plan is a cash balance retirement plan which accrues benefits in a hypothetical account which can be paid either as a single lump sum or converted to a lifetime monthly annuity at time of retirement or separation from the company. Account values increase annually based on earnings, as defined in the Plan, as well as other factors such as age, service and interest credited on account balances. Benefits vest after five years of service, as defined in the Plan. Each of Messrs. Zarrella, Hahs, McCluski, Aron and Loughlin is a vested participant under this Plan. Assuming continued employment to normal retirement age (age 63 as defined by the Plan), the estimated annual benefits payable to Messrs. Zarrella, Hahs, McCluski, Aron, and Loughlin are $18,375, $85,198, $55,745, $19,621, and $52,507, respectively.

In addition, the company maintains a separate Retirement Benefit Restoration Plan, which provides eligible employees additional retirement benefits, which would otherwise be provided under the Retirement Benefits Plan but are excluded from that Plan by specific federal regulatory limitations. Benefits vest after five years of service as defined in the Plan. Messrs. Hahs, McCluski, Aron, and Loughlin are vested participants under this Plan. Assuming continued employment to normal retirement age (age 63 as defined by the Plan), the estimated annual benefit payable to Messrs. Hahs, McCluski, Aron, and Loughlin is $121,059, $114,595, $10,061, and $50,407, respectively.

Under both the Retirement Benefits Plan and the Retirement Benefit Restoration Plan, amounts are stated as cash balances. However, the annual payments stated above are calculated by applying an actuarial-based conversion factor against the projected value of the individual's cash balance account at normal retirement age.

The company maintains two Supplemental Executive Retirement Plans (SERP), under which officers may become eligible for retirement benefits in addition to those provided under the company's Retirement Benefits Plans. No officer is eligible to participate in more than one company SERP, and the officers named in the Summary Compensation Table on page 13 are participants in one of the SERPs described below. Participants who vest under SERP II will receive annual benefits, payable monthly, in an amount equal to a percentage of their final average salary and bonus compensation. Final Average Compensation is the highest average of a participant's compensation for any three full calendar years during the participant's last ten full calendar years of employment with the company. The percentage used is a function of age at retirement: 32% at age 55, and up to 60% at age 60. SERP III is a cash balance retirement plan which accrues benefits for eligible officers in a hypothetical account, at an annual rate of 5% of covered earnings, as defined in the Plan. Benefits are paid either as a single lump sum or converted to a lifetime monthly annuity at time of retirement or separation from the company. Benefits vest upon the completion of five years of service. The Plans also provide for the payout of the net present value of all benefits in the event of a change in control of the company.

Mr. Zarrella has vested benefits under SERP II. Messrs. Hahs, McCluski, Aron, and Loughlin have vested benefits under SERP III. Assuming continued employment to age 60, the estimated annual benefit payable for Mr. Zarrella under SERP II is $1,835,819. Assuming continued employment to normal retirement age (age 63 as defined by the Plan), the estimated annual benefit payable to Messrs. Hahs, McCluski, Aron, and Loughlin under SERP III is $71,492, $78,286, $9,761, and $34,576, respectively. Under SERP III, the benefit payable is stated as a cash balance. However, for purposes hereof, the annual payments stated above are calculated by applying an actuarial-based conversion factor against the projected value of the individual's cash balance account at normal retirement age.

RELATED TRANSACTIONS, EMPLOYMENT CONTRACTS AND TERMINATION
OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

In connection with class B shares purchased under the company's stock incentive plans, the company could loan the participant an amount equal to the full amount of the purchase price of those shares, with the shares held by the company as collateral for the loan. The rate of interest on loans to participants is the lesser of the applicable federal rates announced monthly by the Internal Revenue Service pursuant to Section 1274(d) of the Internal Revenue Code of 1986, or 9%. To the extent applicable, the largest aggregate amount of indebtedness outstanding which exceeded $60,000 at any time in the company's 2002 fiscal year for directors and executive officers of the company was as follows: (i) the company's directors: Mrs. McMullin, $110,532; Mr. Purcell, $724,013, paid in full in February 2003; Mrs. Rice, $68,530; Mr. Waltrip, $118,125 and (ii) the company's executive officers: Mr. Aron, $235,714; Mr. Alan H. Farnsworth, $349,214; Mr. Hahs, $446,226; Mr. Geoffrey F. Ide, $181,319; Mr. Jurij Z. Kushner, $414,115; Mr. Loughlin, $245,176; Mr. McCluski, $474,798; Ms. Angela J. Panzarella, $208,530; Mr. Alan H. Resnick, $802,096; Mr. Mark M. Sieczkarek, $235,714 (Mr. Sieczkarek has resigned from the

Bausch & Lomb   18   2003 Proxy Statement

company, effective January 31, 2003); and Mr. Robert B. Stiles, $642,670. As of February 10, 2003, the outstanding amount of such indebtedness was as follows: (i) the company's directors: Mrs. McMullin, $109,427; Mrs. Rice, $67,844; Mr. Waltrip, $116,944; and (ii) the company's executive officers: Mr. Aron, $233,357; Mr. Farnsworth, $345,722; Mr. Hahs, $441,764; Mr. Ide, $179,505; Mr. Kushner, $409,974; Mr. Loughlin, $242,725; Mr. McCluski, $470,050; Ms. Panzarella, $206,445; Mr. Resnick, $794,075; Mr. Sieczkarek, $233,357; and Mr. Stiles, $636,244.

Loans can no longer be made under the company's stock plans.

Mr. Zarrella and Bausch & Lomb signed a five-year employment agreement, dated November 9, 2001, the annual terms of which are renewed automatically for successive one-year terms, unless otherwise terminated. The terms of the agreement provide for a base salary of $1.1 million during the first two employment years and a target bonus of 100% of base pay. On November 9, 2001, the Committee on Management of the Board of Directors awarded Mr. Zarrella immediately-vested options to purchase 500,000 shares of the company's common stock at an exercise price of $31.91 under the 1990 Stock Incentive Plan. An additional 500,000 options under this Plan were granted to Mr. Zarrella on January 2, 2002 at an exercise price of $37.685. These options vest in one-third increments over a three-year period. Bausch & Lomb also agreed to pay Mr. Zarrella an amount up to $5 million in cash and stock to compensate him for benefits forfeited at his prior employer in accepting employment with the company (including annual bonus incentive compensation, long-term incentive payments, and stock option value). That obligation was satisfied on January 2, 2002, with a cash payment of $2.1 million and a restricted stock grant of 65,561 shares to Mr. Zarrella. The restricted stock grant was made under the 1990 Stock Incentive Plan and vests in its entirety on the fifth anniversary of Mr. Zarrella's appointment.

The agreement also provides for a performance-based long-term incentive plan for one, two, and three-year award cycles, each of which has a target award of $1 million paid in company restricted stock. For each three-year award cycle thereafter, the target award will be at least $1 million. Awards are paid in company restricted stock. In addition, the agreement provides for Mr. Zarrella's participation in employee welfare and benefits plans and other standard senior executive perquisites. This includes participation in SERP II. On the effective date of the employment agreement, he was vested in SERP II at 26% of final average compensation (based on 1999, 2000, and 2001 compensation with his prior employer). The benefit will increase each year up to a maximum of 60% of final average compensation achieved at age 60. If Mr. Zarrella is terminated without cause, or if Mr. Zarrella terminates employment for good reason, both as defined in the agreement, he will be entitled to his annual base salary and the highest annual bonus, plus medical and other benefits, for the remaining period of his employment agreement, and he will vest immediately in the SERP II benefit which would have been received at the end of the five-year employment period under the agreement.

Mr. Zarrella has also entered into a Change of Control employment agreement with the standard features described below. In the event his employment is terminated following a change in the control of the company, he would be entitled to the greater of (i) his remaining benefits under his employment agreements or (ii) benefits under the change of control employment agreement.

The company has entered into a Change of Control agreement, for an indefinite term, with each individual in the Summary Compensation Table on page 13. Each agreement provides that, in the event of a change of control (as defined in the agreements) which is followed within three years, as determined under the agreements, by (i) a termination of the officer's employment, (ii) a downgrading of the officer's position; or (iii) a voluntary termination under circumstances specified in the agreements, the officer will be entitled to: (a) salary and pro rata bonus then due, and (b) a lump sum separation payment equal to three times annual base salary and bonus as determined under the agreements. Each officer will also be entitled to a continuation of certain benefits and perquisites for up to three additional years as determined under the agreements. These benefits and perquisites may be reduced by corresponding benefits or perquisites provided by a subsequent employer during the period in which they are provided.

In connection with the development of a new information technology (IT) infrastructure, the company has worked with Technology Solutions Company (TSC), an information technology systems integration firm. Two of the company's directors, Mr. Waltrip and Mr. Purcell, are chairman and a director, respectively, of TSC. The majority of the services provided by TSC in 2002 resulted from the company's use of TSC, following a competitive bidding process, for the global IT foundation services phase of the company's global IT integration project. This is an area in which TSC has substantial expertise. TSC has invoiced the company approximately $3.8 million for 2002 services, including reimbursement of expenses. This amount is not material to the company or to TSC, but disclosure is provided since two of the company's directors are affiliated with that firm.

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ITEM NO. 3

APPROVAL OF THE BAUSCH & LOMB 2003 LONG-TERM INCENTIVE PLAN

The Committee on Management of the Board of Directors approved an amendment, effective October 29, 2002, to the 1990 Stock Incentive Plan to remove the "evergreen" feature of that plan which provided for the grant or option of a number of shares of class B stock not greater than 3% of the total shares of common stock outstanding as of the first day of each plan year. The approved amendment authorized 1,600,000 class B shares as the maximum number of shares which could be delivered to participants under the Plan, no more than 100,000 of which may be awarded as grants other than options and SARs. In addition, the Committee on Management has approved an amendment effective January 1, 2003 which would allow no further awards to be issued under the 2001 Stock Incentive Plan, a non-shareholder approved plan available only to employees who are not officers or directors.

In view of these developments and in order to provide for appropriate long-term incentive compensation for company management and other key employees, shareholders are being asked to approve the Bausch & Lomb 2003 Long-Term Incentive Plan (the "2003 Long-Term Incentive Plan"). The 2003 Long-Term Incentive Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance-based cash awards to employees and non-employee directors.

The Board of Directors has concluded that the adoption of the proposed 2003 Long-Term Incentive Plan is in the best interests of the company and its shareholders. The Board of Directors believes that the company's long-term success is dependent upon its ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the company. A new long-term incentive plan is necessary, as the 1990 Stock Incentive Plan no longer has sufficient authorized shares.

A general description of the principal terms of the 2003 Long-Term Incentive Plan is set forth below. However, the summary does not purport to be a complete description of all its provisions. This description is qualified in its entirety by the terms of the 2003 Long-Term Incentive Plan, as proposed to be adopted by shareholders, which is attached to this proxy statement as Exhibit A.

General Description
The Board of Directors adopted the 2003 Long-Term Incentive Plan on February 25, 2003, subject to the approval of shareholders at the annual meeting. If approved, the company will reserve an aggregate of 6,000,000 shares of common stock for issuance under the 2003 Long-Term Incentive Plan. This amount represents approximately 11% of the company's common stock and shares of class B stock issued and outstanding as of February 1, 2003. The maximum number of shares of common stock that may be delivered to participants under the 2003 Long-Term Incentive Plan equals the sum of:
-	6,000,000 shares of common stock;
-

any shares subject to awards granted under the 2003 Long-Term Incentive Plan, the 2001 Stock Incentive Plan and the 1990 Stock Incentive Plan (collectively, the "Plans"), which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant;

-	any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the Plans; and
-	any shares repurchased with the proceeds of options exercised under the Plans.

The aggregate number of shares that may be issued as incentive stock options to all participants under the 2003 Long-Term Incentive Plan is 5,000,000 shares and no more than 1,800,000 of the aggregate number of shares reserved may be issued under awards other than options and stock appreciation rights.

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PURPOSE.     The purpose of the 2003 Long-Term Incentive Plan is to provide the company's employees and directors (the "participants") selected by the Committee on Management of the Board of Directors (the "committee") with an incentive, through ownership of shares of common stock and cash awards, to continue in the company's service and help the company to compete effectively with other enterprises for the services of qualified individuals. Furthermore, the stock-based awards granted under the 2003 Long-Term Incentive Plan are intended to increase participants' value to the company by further aligning the interests of the participants with the interests of the company's shareholders and by motivating the participants to achieve long-range goals.

ADMINISTRATION.     The 2003 Long-Term Incentive Plan will be administered by the committee. The committee will be comprised solely of three or more directors who are "independent" as defined by the New York Stock Exchange, are "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Except to the extent prohibited by applicable law or the rules of the applicable stock exchange, the committee may allocate or delegate all or any portion of its responsibilities and powers to any one or more of its members, the chief executive officer or a committee of company officers, except with respect to awards to any officers or persons subject to Section 16 of the Exchange Act.

The 2003 Long-Term Incentive Plan authorizes the committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other consideration to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2003 Long-Term Incentive Plan as the committee deems appropriate.

ELIGIBILITY.     Awards may be granted to employees and prospective employees of the company and its subsidiaries and non-employee directors. Currently, approximately 1,100 employees hold stock option awards under the stock option plans of the company and would be eligible to receive awards under the 2003 Long-Term Incentive Plan. There are currently eight non-employee directors who hold stock options under the company's 1990 Stock Incentive Plan.

SECTION 162(m).     In any given 36-month period, an individual participant under the 2003 Long-Term Incentive Plan may not receive more than: (i) 2,000,000 shares underlying options and stock appreciation rights, and (ii) 1,000,000 shares underlying any other stock-based awards. To the extent required by the Internal Revenue Code Section 162(m) or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award continues to count against the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant. For cash awards intended to be performance-based awards under Section 162(m) of the Internal Revenue Code, an individual participant may not receive more than $10,000,000 in any three-year period.

TERMS AND CONDITIONS OF AWARDS.     The committee is authorized to make any type of award to a participant that is consistent with the provisions of the 2003 Long-Term Incentive Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards. Subject to the terms of the 2003 Long-Term Incentive Plan, the committee determines the provisions, terms and conditions of each award.

The committee may grant awards subject to vesting schedules or restrictions and contingencies in the company's favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the 2003 Long-Term Incentive Plan).

The committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the company.

Each option granted under the 2003 Long-Term Incentive Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant.

Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the committee over a performance period as prescribed by the committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. "Performance measures" means criteria established by the committee from time to time prior to granting the performance shares or cash awards.

Bausch & Lomb   21   2003 Proxy Statement

EXERCISE PRICE.     The 2003 Long-Term Incentive Plan authorizes the committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The committee shall have the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the committee.

OPTION REPRICING PROHIBITED.     The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

TRANSFERABILITY OF AWARDS.     An option, stock appreciation right or other stock unit award shall be exercisable during the participant's lifetime only by the participant, his or her guardian or legal representative or by such other means as the committee may approve subject to applicable securities laws. Generally, awards may not be transferred other than by will or the laws of descent and distribution. However, the committee may permit a participant to assign or transfer an award subject to all the terms and conditions of the Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.     The number and types of shares covered by outstanding awards, the number of shares authorized for issuance under the 2003 Long-Term Incentive Plan, the exercise price of each outstanding award, the maximum number and types of shares that may be granted to any participant in a fiscal year, and the like may be adjusted by the committee in the event of any stock dividend, stock split, merger, consolidation, reorganization, recapitalization, spin-off or similar transaction, or any other change in corporate structure affecting shares.

CHANGE OF CONTROL.     In the event of a change of control as defined in the 2003 Long-Term Incentive Plan, outstanding awards will be subject to accelerated vesting and exercisability as described above under the section entitled "Terms and Conditions of Awards."

AMENDMENT OR TERMINATION.     The Board of Directors may amend or terminate the 2003 Long-Term Incentive Plan at any time, subject to shareholder approval in certain circumstances described in the 2003 Long-Term Incentive Plan. No amendment or termination of the 2003 Long-Term Incentive Plan may adversely affect outstanding awards unless consented to by the participant in writing. However, the committee may amend the 2003 Long-Term Incentive Plan as necessary so as to have the Plan conform to local rules and in jurisdictions outside the United States.

TERM OF PLAN.     The Plan will terminate on the tenth anniversary of the effective date unless sooner terminated by the Board of Directors under Section 13 of the Plan.

Certain Federal Tax Consequences
The grant of stock option or stock appreciation rights under the 2003 Long-Term Incentive Plan normally will not result in any federal income tax consequences to the grantee or to the company.

Upon exercise of a non-statutory stock option the grantee recognizes ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any gain or loss on the grantee's subsequent disposition of the shares will receive capital gain or loss treatment.

In the case of an incentive option, the grantee recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), except that if the incentive option, if exercisable, is exercised more than three months (one year in the case of death or disability) after termination of employment, the tax treatment described above for non-statutory options will apply. In the event of a disposition of stock acquired upon exercise of an incentive option, the tax consequences depend upon how long the grantee has held the shares. If the grantee does not dispose of the shares within two years after the incentive option was granted, or within one year after exercise, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Failure to satisfy either of the above holding periods results in ordinary compensation income in the year of disposition (a "disqualifying disposition") equal to the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain to the grantee in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise of an incentive option for purposes of the grantee's alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the incentive stock options are exercised.

Bausch & Lomb   22   2003 Proxy Statement

Upon exercise of stock appreciation rights, the grantee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. The grantee will recognize capital gain or loss upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of the amount realized on such disposition over the ordinary income recognized upon exercise.

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock (normally zero) and the fair market value of the shares on the date that the restrictions lapse. Any gain or loss on the recipient's later disposition of the shares will receive capital gain or loss treatment. Recipients of restricted stock may within 30 days after issuance make a "Section 83(b) election" to recognize as ordinary compensation income in the year that restricted stock is received the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock, in which case the recipient recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds.

Grantees of restricted stock units will recognize no income at the time of grant of such units, will recognize ordinary compensation income upon receipt of unrestricted shares, and will receive capital gain or loss treatment on subsequent disposition of any shares received.

Recipients of stock-based awards who earn dividends or dividend equivalents will recognize ordinary compensation income on any dividend payments received during the period before compensation income is recognized with respect to the award.

Compensation income recognized by an employee in the various situations discussed above may be subject to withholding for federal income and employment tax purposes.

The company will be entitled to an income tax deduction in the same amount and at the same time as ordinary compensation income is recognized by an award recipient in the various situations described above, subject to the requirement of reasonableness, certain limitations imposed by the Internal Revenue Code Section 162(m) and the satisfaction of withholding obligations. The company will not receive a deduction at the time of exercise by the recipient of an incentive option.

Capital gain or loss is treated as long-term or short-term depending on whether the shares are held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock). Capital gain income is not subject to tax withholding and the company is not entitled to receive a tax deduction with respect to such income.

The foregoing is only a summary of the federal income tax consequences of 2003 Long-Term Incentive Plan transactions and is based upon federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state, or foreign country to which the grantee may be subject.

Vote Required
The favorable vote of a majority of votes cast at the annual meeting of shareholders is required to approve the Plan. A copy of the Plan is set forth as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE BAUSCH & LOMB 2003 LONG-TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Bausch & Lomb   23   2003 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The members of the Audit Committee of the Board of Directors are Jonathan S. Linen (Chair), Domenico De Sole, Ruth R. McMullin, Linda Johnson Rice and William H. Waltrip. None of the Audit Committee members is a former employee of the company, except for Mr. Waltrip, who served as the company's chairman and chief executive officer during interim periods in 1996 and 2001, and as its chairman from 1996 through 1998 and briefly in 2001. In view of the interim nature of Mr. Waltrip's past service with the company, and in view of the fact that Mr. Waltrip's return to service solely as director has been characterized by the independent judgment and oversight which highlighted his ten years of service as an outside director prior to 1996, and from 1999 through the first two quarters of 2001, the Board of Directors has determined that it is in the best interests of the company for Mr. Waltrip to serve on the company's Audit Committee and that Mr. Waltrip's prior positions with the company do not interfere with his exercise of independent judgment as a member of the Audit Committee. None of the Audit Committee members has a business relationship with the company, or is a partner, controlling shareholder or executive officer of an entity that has a material business relationship with the company. In addition, there is no Audit Committee member who is employed as an executive of another company where any of the company's executives serves on that other firm's compensation committee. No member of the Audit Committee is an immediate family member of an individual who is an executive officer of the company or any of its affiliates.

Each member of the Audit Committee is financially literate, in accordance with the qualifications set forth by the company's Board of Directors in its business judgment. In addition, at least one member of the Audit Committee has accounting or related financial management expertise, as the Board of Directors interprets this qualification in its business judgment.

In 2002, the Audit Committee met five times. The Board of Directors has adopted a written Charter setting forth the authority and responsibilities of the Audit Committee. Consistent with its Charter, the Audit Committee took the actions identified on page 3 of this Proxy Statement. In addition, the Audit Committee recommended for Board approval, based on the full scope of its activities, that (i) the audited financial statements be incorporated by reference in the company's annual report on Form 10-K for the year ended December 28, 2002, and (ii) PricewaterhouseCoopers LLP be ratified as the company's independent accountants for 2003.

Audit Fees
In its review, the Audit Committee examined a report from PricewaterhouseCoopers LLP of the fees billed to the company for fiscal years 2002 and 2001 of $2,239,000 and $1,908,000, respectively, for the audit of the company's annual financial statements and review of quarterly reports on Form 10-Q.

Audit-Related Fees
PricewaterhouseCoopers LLP received fees of $321,000 in 2002, including $60,000 for benefit plan reviews, acquisition and/or divestiture assistance of $64,000 and other audit-related projects totaling $197,000. In 2001, the audit-related fees totaled $199,000, including $44,000 for benefit plan reviews, $103,000 for acquisition and/or divestiture assistance and $52,000 for various other audit-related projects.

Tax Fees
PricewaterhouseCoopers LLP received $1,907,000 for tax related services in 2002, including $1,156,000 for tax consulting, $611,000 for international/assignee tax services and $140,000 for tax compliance work. Tax-related fees in 2001 totaled $1,906,000, including $1,226,000 for tax consulting, $550,000 for international/assignee tax services and $130,000 for tax compliance work.

All Other Fees
PricewaterhouseCoopers LLP received $226,000 of other fees in 2002, including $150,000 related to a consulting project. In 2001, all other fees totaled $95,000, representing internal audit services at international locations, which services have since been terminated.

Prior to approving PricewaterhouseCoopers LLP as the company's independent accountants for 2003, the committee considered whether PricewaterhouseCoopers LLP's provision of other than audit services is compatible with maintaining the accountants' independence.

Audit Committee

Jonathan S. Linen, Chair
Domenico De Sole
Ruth R. McMullin
Linda Johnson Rice
William H. Waltrip

Bausch & Lomb   24   2003 Proxy Statement

ADDITIONAL INFORMATION

Directors' and Officers' Insurance
The company has purchased insurance from Federal Insurance Company, National Union Fire Insurance Company, ACE American Insurance Company and Gulf Insurance Company, insuring the company against obligations it might incur as a result of the indemnification of its directors and officers for certain liabilities they might incur, and insuring such directors and officers for additional liabilities against which they may not be indemnified by the company. This insurance was renewed effective January 31, 2003 for a period of one year at a cost of $2,200,000.

ITEM NO. 4
OTHER BUSINESS

2003 PROPOSAL TO AMEND THE COMPANY's BY-LAWS AND CERTIFICATE OF INCORPORATION TO AUTHORIZE ANNUAL ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors is submitting for a shareholder vote amendments to the company's by-laws and to its certificate of incorporation to authorize the annual election of the Board of Directors. The by-laws and the certificate of incorporation currently divide the Board into three classes of directors. Directors are elected for three-year terms with one class elected each year. If amended, the by-laws and the certificate of incorporation will provide that in future years, as directors' current terms expire, all directors will be elected each year at the annual meeting of shareholders. If these amendments are approved, present directors, including the directors elected at the 2003 annual meeting of shareholders, will continue to serve for their elected terms. However, beginning with the annual meeting of shareholders in the year 2004, directors will be elected annually for a term expiring at the next annual meeting or until their successors are elected and qualified. Thus, by the annual meeting of shareholders in 2006, all directors will be elected annually for a term expiring at the next annual meeting or until their successors are elected or qualified. The proposed amendments are attached hereto as Exhibit B and the discussion hereunder is qualified in its entirety by reference to that Exhibit.

At the annual meeting in 2002, the shareholders passed, by a vote of 66.8% of the shares voted, a non-binding shareholder proposal recommending that the Board take the necessary steps to declassify the Board, requiring that each director stand for election annually.

The Board recognizes that a majority of shareholders have voted in favor of the shareholder proposal to declassify the board and that many institutional shareholders believe that the annual election of all directors is appropriate. Given shareholders' views on the classified board issue, the board has determined to put the requested amendments to the company's by-laws and certificate of incorporation before the annual meeting for a shareholder vote. Adoption of the proposed amendment to the certificate of incorporation and by-laws will require the affirmative vote of eighty percent (80%) of the outstanding shares of the company, not including shares owned by the company.

The company and the Board of Directors are opposed to declassifying the Board of Directors.

Shareholder Statement in Support of Amendments
The following statement has been submitted by Mr. Gerald W. McEntee, International President of the American Federation of State, County and Municipal Employees, AFL-CIO ("AFSCME") in support of the proposal to declassify the company's board of directors:

Last year, the AFSCME Employees' Pension Plan submitted a non-binding shareholder proposal asking Bausch & Lomb's board of directors to take the steps necessary to declassify the board. Over sixty-six percent of shares voted supported that proposal. We now urge shareholders to vote for the amendments to the bylaws and certificate of incorporation necessary to accomplish declassification.

We believe the election of Directors is the most powerful way shareholders influence the strategic direction of our Company. Currently, the Board is divided into three classes, two with three members and one with four. Each class serves staggered three-year terms. Because of this structure, shareholders may only vote on roughly one third of the Directors each year.

The classified structure of the Board is not in shareholders' best interest because it reduces accountability to shareholders. Now is a prudent time to have all Directors annually accountable to shareholders: Between July 17, 2000, when Bausch & Lomb's stock closed at $79.0938, and February 11, 2003, when the stock closed at $31.05, the stock has lost over 60% of its value.

Bausch & Lomb   25   2003 Proxy Statement

Annual election of directors gives shareholders the power to completely replace their Board, or replace a majority of directors, if a situation arises warranting such drastic action. We do not believe destaggering the Board will destabilize our Company or affect the continuity of director service. Our directors, as well as the directors of the overwhelming majority of other public companies, are routinely elected with over 95% shareholder approval.

A recent study found that firms with the strongest shareholder rights significantly outperform companies with weaker shareholder rights and outperform the broader market. A 2001 study of 1,500 firms by researchers at Harvard and the University of Pennsylvania's Wharton School found a significant positive relationship between greater shareholder rights, as measured by a governance index, and both firm valuation and performance from 1990 to 1999. The governance index took into account, among other things, whether a company had a classified board.

A 2002 Harvard study provides evidence that classified boards harm shareholders. The study, which included all hostile bids from 1996 through 2000, found that an "effective staggered board"-one that cannot be dismantled by a hostile bidder without first winning control of the board-doubles the odds that a target company will remain independent, without providing any countervailing benefit such as a higher acquisition premium. The study estimated that effective staggered boards cost target shareholders $8.3 billion during that period.

Statement of the Company in Opposition to the Proposal to Declassify the Board of Directors.
At the 1985 annual meeting, the shareholders voted to amend Paragraph 5 of the company's Certificate of Incorporation ("Certificate") to provide, among other things, for a Board of Directors divided into three classes, serving staggered three-year terms. The Board stated in the proxy statement relating to that meeting its belief that the amendment would reduce the vulnerability of the company to certain potentially abusive takeover tactics and encourage potential acquirers to negotiate with the Board. The Board also stated its belief that the amendment assures continuity and stability of the company's management and policies, since a majority of the directors at any given time have prior experience as directors of the company.

The Board continues to believe that the classified board provides significant benefits to the company and its shareholders. For a company like Bausch & Lomb, which must plan effectively over the long term, a staggered board provides greater assurance that the directors will understand its business. The staggered board also helps the company attract and retain highly qualified individuals willing to commit the time and dedication necessary to understand the company, its operations and its competitive environment. The Board strongly believes that multi-year terms increase directors' independence by insulating them from outside short-term influences and abuses, including the abusive tactics of hostile acquirers. The classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, puts the incumbent Board in a position to act to maximize value to all shareholders. In addition, the Board does not believe that directors elected for staggered terms are any less accountable to shareholders than they would be if elected annually, since the same standards of performance apply regardless of the term of service. In 2001, 63% of the S&P 500 corporations had classified boards.

Further, a number of leading institutional investors and commentators have recognized the benefits inherent in a classified board. For example, the Teachers Insurance and Annuity Association - College Retirement Equities Fund, has recognized and supported the responsibility of a board to organize its functions and its business in the manner it deems most efficient, including a classified board.

The past year has brought a record number of reforms and proposed reforms in the area of corporate governance, including from Congress, the Securities and Exchange Commission and the New York Stock Exchange, among others. As a result of these changes, the accessibility and accountability of directors to investors has increased. However, at a time of such great change, none of these governing bodies found it necessary to alter or regulate this most basic right of a board to organize itself appropriately. Conversely, the governance reforms of the Sarbanes-Oxley Act now charge boards with preventing short-term abuses, such as those associated with recent scandals. It is the Board's belief that longer board terms serve to support longer-term strategies and enable companies to benefit more effectively from directors' experience, knowledge of the company and wisdom.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL TO AMEND THE COMPANY's BY-LAWS AND CERTIFICATE OF INCORPORATION IN ORDER TO AUTHORIZE ANNUAL ELECTION OF THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Bausch & Lomb   26   2003 Proxy Statement

We do not expect any business to come up for shareholder vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the proxyholders to vote as they deem appropriate.

The company's by-laws contain provisions regarding matters which may properly be brought before the shareholders at an annual meeting. The most recently revised by-laws are attached as Exhibit (3)-a to the company's Form 10-Q filed with the Securities and Exchange Commission on November 10, 1998.

Shareholder Proposals For Next Year
In order to be eligible for inclusion in the company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal (other than the submission of nominees for directors) must be received by the company to the attention of the Secretary at its principal executive offices not later than the close of business on November 24, 2003.

Shareholder proposals received by the company between December 31, 2003 and January 30, 2004 may also be considered at next year's annual meeting of shareholders but may not be included in the proxy materials for next year's annual meeting of shareholders. Nominations for directors submitted by shareholders must be received between those same dates.

Annual Report
An Annual Report to Shareholders for the year ended December 28, 2002 accompanies the proxy material being mailed to all shareholders. The Annual Report is not a part of the proxy solicitation material.

How We Solicit Proxies
The company pays the costs of soliciting proxies. We are paying Georgeson Shareholder Communications Inc. a fee of $15,000 plus expenses to help with the solicitation. In addition to this mailing, the company may solicit proxies personally, electronically or by telephone. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

People Needing Special Assistance
If you plan to attend the annual meeting, we can provide reasonable assistance to help you participate in the meeting if you let us know in advance. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

Questions?
If you have questions or need more information about the annual meeting, write to the

Secretary
Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604-2701

or call us at (585) 338-6010.

For additional information about the company, we invite you to visit Bausch & Lomb's Internet site at www.bausch.com. Internet site materials are for your general information and are not part of this proxy solicitation.

According to rules of the Securities and Exchange Commission (SEC), the information presented in this proxy statement under the captions "Report of the Committee on Management", "Report of the Audit Committee" and "Comparison of Five-Year Cumulative Total Shareholder Return" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

YOUR VOTE IS VERY IMPORTANT!

Please vote your shares by telephone or on the Internet by following the instructions set forth on the proxy card or sign and promptly return your proxy card in the enclosed envelope.

Bausch & Lomb   27   2003 Proxy Statement

March 21, 2003

EXHIBIT A

BAUSCH & LOMB 2003 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSE.
The purposes of the Bausch & Lomb 2003 Long-Term Incentive Plan (the "Plan") are to encourage selected Employees and Non-Employee Directors of Bausch & Lomb Incorporated, a New York corporation (the "Company"), and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2.  DEFINITIONS.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)

"Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)

"Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

(c)

"Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d)	"Board" shall mean the Board of Directors of the Company.
(e)

"Cause" shall mean, unless otherwise provided by the Committee, (i) "Cause" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant's employment duties, (C) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. Prior to a Change in Control, the Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

(f)	"Change in Control" shall mean:
(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section 2(f) are satisfied; or

(ii)

Individuals who, as of April 28, 2003, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 28, 2003 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promul-

Bausch & Lomb   A1   2003 Proxy Statement
gated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)

Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv)

Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(g)

"Change in Control Price" means, with respect to a Share, the highest price per such Share paid in such tender or exchange offer or corporate transaction. To the extent the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee.

Bausch & Lomb   A2   2003 Proxy Statement
(h)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(i)	"Committee" shall mean the Committee on Management of the Board, or any successor to such committee, composed of no fewer than three directors, each of whom is an Outside Director.
(j)	"Company" shall mean Bausch & Lomb Incorporated, a New York corporation.
(k)	"Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.
(l)

"Disability" shall mean, unless otherwise provided by the Committee, (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define "Disability," total disability as determined under the Company's Long-Term Disability Plan applicable to the Participant

(m)	"Effective Date" shall have the meaning set forth in Section 15.
(n)

"Employee" shall mean any employee or prospective employee of the Company or any Affiliate, other than a Non-Employee Director. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have incurred a Termination of Service and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to provide services to such employer.

(o)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
(p)

"Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the average of the high and low trading prices during normal business hours for the Shares as reported on the New York Stock Exchange (or on any national securities exchange on which the Shares are then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the preceding date for which such prices were reported, all as reported by such source as the Committee may select.

(q)	"Good Reason" shall have the meaning ascribed to such term in a Participant's Individual Agreement, if any.
(r)	"Incentive Stock Option" shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(s)

"Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, including without limitation any Change of Control Employment Agreement with a Participant.

(t)	"Non-Employee Director" shall mean a member of the Board who is not an employee of the Company, or any of its Affiliates or Subsidiaries.
(u)	"Nonstatutory Stock Option" shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.
(v)

''Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(w)	"Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10.
(x)

"Outside Director" means a director who qualifies as an "independent director" within the meaning of the New York Stock Exchange Listed Company Manual Section 303.01(B)(2)(a), as amended from time to time and any successor thereto, as an "outside director" within the meaning of Section 162(m) of the Code, and as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(y)	"Participant" shall mean an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.
(z)	"Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9.
(aa)

"Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(bb)

"Performance Share" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

Bausch & Lomb   A3   2003 Proxy Statement
(cc)

"Performance Unit" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(dd)

"Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(ee)

"Qualified Performance-Based Award" shall mean an Award of Restricted Stock, Performance Units, Performance Shares or Other Stock Unit Awards designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Performance Units or Performance Shares and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(ff)

"Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(gg)	"Restricted Stock Award" shall mean an award of Restricted Stock under Section 8.
(hh)	"Retirement" shall mean retirement from active employment with the Company, a Subsidiary or Affiliate as defined in the Company's retirement program, as determined by the Committee.
(ii)	"Section 162(m) Exemption" shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
(jj)	"Shares" shall mean the shares of common stock of the Company.
(kk)

''Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion. The grant price shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c). Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(ll)

"Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(mm)

"Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

(nn)

"Termination of Service" shall mean the termination of the Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A Participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Service if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service.

Bausch & Lomb   A4   2003 Proxy Statement

SECTION 3.  ADMINISTRATION.
The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant; (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to performance goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the performance goals associated therewith; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. No amendment to the terms of an Award shall have the effect of reducing the purchase price of any Option or grant price of any Stock Appreciation Right, including the cancellation of an Option or Stock Appreciation Right and replacement with another Award with a lower purchase or grant price. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director shall be approved and ratified by the Board.

The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate all or any part of its responsibilities and powers to any officer of the Company selected by it, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Participant, any shareholder and any Employee.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 4.  SHARES SUBJECT TO THE PLAN.
(a)

Subject to adjustment as provided in Section 4(c), a total of 6,000,000 Shares shall be authorized for issuance under the Plan, of which no more than 1,800,000 Shares may be issued pursuant to Awards other than Options and Stock Appreciation Rights. If any Shares subject to an Award or to an award under the Company's 1990 Stock Incentive Plan or 2001 Stock Incentive Plan for Non-Officers (the "Pre-Existing Plans") are forfeited or if any Award or award under the Pre-Existing Plans based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that any option or award granted under the Pre-Existing Plans is exercised through the tendering of Shares or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available

Bausch & Lomb   A5   2003 Proxy Statement

for Awards under the Plan. Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Pre-Existing Plans that are exercised after the effective date of the Plan shall be available for Awards under the Plan; provided, that the number of Shares available shall not exceed the amount of (A) such cash proceeds divided by (B) the Fair Market Value of the Shares on the date of exercise of the applicable Options. In addition, Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

(b)	Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
(c)

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or in the event of any extraordinary dividend or other similar event, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company or the payment of cash) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5.  ELIGIBILITY.
Any Employee or Non-Employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall not be awarded to Non-Employee Directors.

SECTION 6.  STOCK OPTIONS.
Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
(a)

OPTION PRICE.  The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided, however, that, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c), such purchase price of an Option shall not be less than the Fair Market Value of the Share on the date of the grant, provided, further that the Committee shall have the authority to provide for a post-grant reduction in exercise price to reflect any floating index as specified in an Award Agreement, provided that, unless the Committee determines otherwise, no such provision shall be included in any Award Agreement of a Participant who the Committee determines is or may be a Covered Employee in the year in which the Option is expected to be taxable to such Participant to the extent that such provision would result in such Option failing to meet the requirements of the Section 162(m) Exemption.

(b)

OPTION PERIOD.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that (except as specifically provided in Section 6) no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(c)

EXERCISABILITY.  Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Except under certain circumstances in connection with a Participant's Termination of Service or in the event of a Change in Control, Options will not be exercisable before the expiration of one year from the date the Option is granted.

(d)

METHOD OF EXERCISE.  Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, (i) by delivering written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Option to be purchased and (ii) by making payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company's

Bausch & Lomb   A6   2003 Proxy Statement

earnings for financial reporting purposes) or delivery of other consideration (including, where permitted by law and the Committee), Awards having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement. If approved by the Committee, except to the extent prohibited by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock shall be delivered until full payment therefor has been made. Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has delivered written notice of exercise and has paid in full for such shares.

(e)

INCENTIVE STOCK OPTIONS.  In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall not be granted to Participants who are Non-Employee Directors or prospective employees. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder. The aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall not exceed 5,000,000.

(f)

FORM OF SETTLEMENT.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

(g)

Termination by Reason of Death.  Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of death, any Option held by such Participant shall vest in full and shall remain exercisable (i) in the case of a Nonstatutory Stock Option, until the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (ii) in the case of an Incentive Stock Option, until the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Incentive Stock Option.

(h)

Termination by Reason of Disability.  Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Disability, any Option held by such Participant shall vest in full and remain exercisable until (i) in the case of a Nonstatutory Stock Option, the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (ii) in the case of an Incentive Stock Option, the earlier of (A) the first anniversary of such Termination of Service or (B) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option, may thereafter be exercised (x) in the case of a Nonstatutory Stock Option, for a period of one year from the date of such death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (y) in the case of an Incentive Stock Option, until the earlier of (1) the first anniversary of the date of death or (2) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

(i)

Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service, or on such accelerated basis as the Committee may determine, until the earlier of (i) the third anniversary of such Termination of Service or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, any unexercised

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Option may to the extent exercisable on the date of death thereafter be exercised (A) in the case of a Nonstatutory Stock Option, until the later of (x) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) the third anniversary of the Termination of Service by reason of Retirement and (B) in the case of an Incentive Stock Option, until the earlier of (xx) the later of (1) the first anniversary of the date of death or (2) the third anniversary of the Termination of Service by reason of Retirement or (yy) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

(j)

Other TerminationS.  Unless otherwise determined by the Committee: (i) if a Participant incurs a Termination of Service for Cause, all Options held by such Participant shall thereupon immediately terminate; (ii) if a Participant incurs a Termination of Service due to a termination by the Company for any reason other than death, Disability, Retirement or for Cause, any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 90 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; and (iii) if a Participant incurs a Termination of Service due to a voluntary termination by the Participant (other than for Retirement), any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 30 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; provided, however, that if the Participant dies within either of the exercise periods established by Sections 5(j)(ii) and 5(j)(iii), any unexercised Option held by such Participant shall, continue to be exercisable to the extent to which it was exercisable at the time of death until (x) in the case of Nonstatutory Stock Options, the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of Incentive Stock Options, the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Option.

(k)

Change in Control Termination.  Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event a Participant incurs a Termination of Service other than for Cause during the 24-month period following a Change in Control, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service until the earlier of (i) the latest of (A) the second anniversary of such date of Termination of Service or (B) such other date as may be provided in the Plan for such Termination of Service or as the Committee may provide in the Award Agreement or (C) such other date as may be provided in any Individual Agreement, or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option may to the extent exercisable on the date of death thereafter be exercised (x) in the case of a Nonstatutory Stock Option, until the later of (i) the end of such exercise period or (ii) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of an Incentive Stock Option, until the earlier of (i) the later of (A) the end of such exercise period or (B) the first anniversary of the date of death or (ii) the expiration of the stated term of such Incentive Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option

SECTION 7.  STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate; provided that a Stock Appreciation Right shall not have a term of greater than ten years.

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SECTION 8. RESTRICTED STOCK.
(a)

ADMINISTRATION.  Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees and Non-Employee Directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Employee or Non-Employee Director, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 14(f).

(b)

ISSUANCE.  A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except for certain situations specified by the Committee (and as provided in Section 11(a)(ii)), Restricted Stock Awards shall be subject to restrictions for a minimum of three years from date of grant.

(c)

REGISTRATION.  Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(d)

FORFEITURE.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon Termination of Service for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company and the Company shall cancel any book entry registrations. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after expiration of the period of forfeiture, as determined or modified by the Committee.

SECTION 9.  PERFORMANCE AWARDS.
Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period may not be shorter than 12 months or longer than five years. Except as provided in Section 11 or as otherwise specified by the Committee, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10.  OTHER STOCK UNIT AWARDS.
(a)

ADMINISTRATION.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Non-Employee Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Unless Other Stock Unit Awards are made in lieu of cash compensation, they will be subject to performance and/or vesting restrictions similar to those identified in Section 8 or 9.

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(b)

TERMS AND CONDITIONS.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 11.  CHANGE IN CONTROL PROVISIONS.
(a)

IMPACT OF EVENT.  Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

	(i)	any Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;
(ii)

the restrictions and deferral limitations applicable to any Restricted Stock outstanding as of the date such Change in Control occurs shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable;

(iii)

all Performance Awards outstanding as of the date such Change in Control occurs shall be considered to be earned and payable in full, or at such other level as may be specified in the applicable Award agreement between the Participant and the Company, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

(iv)

the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards outstanding as of the date such Change in Control occurs shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable.

(b)

CHANGE IN CONTROL CASH-OUT.  Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option or Stock Appreciation Right shall have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notices to the Company, to elect (within the Exercise Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option or Stock Appreciation Right (the "spread') multiplied by the number of Shares granted under the Option or Stock Appreciation Right as to which the right granted under this Section 11(b) shall have been exercised.

SECTION 12.  CODE SECTION 162(m) PROVISIONS.
(a)

Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b)

If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 12, then, in addition to any other restrictions imposed on such Awards, the grant, the lapsing of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the

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performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)

Notwithstanding any provision of the Plan other than Section 11, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the number of such Awards to be granted to such Participant and/or the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of a Termination of Service due to the death or disability of the Participant or due to a Termination of Service by the Company (or the Participant's employer) without Cause or a Termination of Service by the Participant for Good Reason.

(d)

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of the Section 162(m) Exemption.

(e)

Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or Stock Appreciation Rights during any three-year period with respect to more than 2,000,000 (two million) shares, or Restricted Stock or Performance Awards subject to this Section 12 that are denominated in Shares, in any three-year period with respect to more than 1,000,000 (one million) Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any three-year period is $10,000,000.

SECTION 13.  AMENDMENTS AND TERMINATION.
The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (collectively, a "change") (a) shall be made without shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (b) except as required by applicable law or stock exchange or accounting rules, shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award or (c) shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions. Shareholder approval of changes to this Plan shall be required to the extent such approval is required by law or agreement, or if such change would: (i) expand the classes of persons to whom Awards may be made under this Plan; (ii) increase the number of shares of Common Stock authorized for grant under this Plan; (iii) increase the number of Shares which may be granted under Awards to any one Participant under this Plan; (iv) increase the number of Shares available for Awards other than Options and Stock Appreciation Rights; (v) allow the creation of additional types of Awards; (vi) decrease performance award criteria except to the extent permitted under Section 12(e); or (vii) change any of the provisions of this sentence of Section 13.

SECTION 14.  GENERAL PROVISIONS.
(a)

No Award, and no Shares subject to Awards described in Section 10 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonstatutory Stock Option, unless otherwise determined by the Committee, to such Employee's or Non-Employee Director's children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, or any successor thereto; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award; provided, further, that Termination of Service shall continue to refer to the Termination of Service of the original Participant.

(b)	No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

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(c)

The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, or taken such other similar action as is determined and communicated in writing by the Committee, and otherwise complied with the then applicable terms and conditions.

(d)

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant's employment or service or other relationship at any time, with or without Cause

(e)

Except as provided in Section 12, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(f)

The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In addition, all outstanding Awards to any Participant may, as determined by the Committee in its sole discretion in any applicable Award Agreement be canceled if the Participant, without the consent of the Company, while employed by the Company or after a Termination of Service, establishes a relationship with a competitor of the Company or engages in activity that is in conflict with or adverse to the interest of the Company or any of its Affiliates, as determined by the Committee. Furthermore, the Committee may determine that an Award agreement require that, under the circumstances described above calling for cancellation of an Award, the Participant shall also be required to remit to the Company, with respect to any Option exercised by the Participant on or after the date which is six months prior to the date that the Participant establishes a competitive relationship or engages in competing activity as foresaid an amount in cash or a certified or bank check equal to 100% of the excess of (A) the fair market value per share of the Company's Common Stock on the date of exercise, multiplied by the number of shares with respect to which the Option is exercised; over (B) the aggregate option price for such number of shares. Any provisions implemented pursuant to this Section 14(f) shall be inapplicable following a Change in Control.

(g)

All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)

No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange or such other securities exchange as may at the time be the principal market for the Common Stock; (ii) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or

Bausch & Lomb   A12   2003 Proxy Statement
federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(i)

The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred or restricted (based on vesting) basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j)

Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k)

The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employer's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(l)

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(m)

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable federal law.

(n)

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(o)

Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in currency, local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 15.  EFFECTIVE DATE OF PLAN.
The Plan shall be effective as of the date that the Plan is approved by the shareholders of the Company (the "Effective Date").

SECTION 16.  TERM OF PLAN.
The Plan will terminate on the tenth anniversary of the Effective Date unless sooner terminated by the Board pursuant to Section 13; provided, however, that (a) no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. Notwithstanding the foregoing, the Plan provisions applicable to outstanding Awards shall continue after the Plan termination date until the last of such Awards have been paid out or have expired by their own terms.

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EXHIBIT B

PROPOSED AMENDMENTS TO THE COMPANY'S
CERTIFICATE OF INCORPORATION AND BY-LAWS

The proposed amendment to the company's certificate of incorporation will: (i) amend the fourth and fifth sentences of Paragraph 5(A) to read as follows:

Commencing with the annual meeting of shareholders in 2004, the directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock or Class B Stock as to dividends or upon liquidation, shall be elected for a term expiring at the next annual meeting of shareholders immediately following their election, or until their successor is elected and qualified. The foregoing sentence, shall not, however, have the effect of limiting the elected term of any director in office prior to the 2004 annual meeting of shareholders.

and, (ii) amend Paragraph 5(D) to read as follows:

Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least eighty percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Paragraph 5, other than the fourth sentence of subparagraph A.

The proposed amendment to the Company's By-Laws will amend the fourth and fifth sentences of Article II, Section 1 to read as follows:

Commencing with the Annual Meeting of shareholders in 2004, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock or Class B Stock as to dividends or upon liquidation, shall be elected for a term expiring at the annual meeting of shareholders immediately following their election, or until their successor is elected and qualified. The foregoing sentence shall not, however, have the effect of limiting the elected term of any director in office prior to the 2004 annual meeting of shareholders.

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[BACK COVER]

[RECYCLED LOGO]

(c) 2003 Bausch & Lomb Incorporated
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2 AND 3 "AGAINST" ITEM 4.						Please Mark Here for Address Change or Comments (SEE REVERSE SIDE)	[ ]

1. Election of Directors.			FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2. Ratification of PricewaterhouseCoopers LLP as independent accountants for 2003.	[ ]	[ ]	[ ]	3. Approval of the Bausch & Lomb 2003 Long-Term Incentive Plan.	[ ]	[ ]	[ ]
[ ]	[ ]	The Board of Directors Recommends a Vote "AGAINST" Item 4.				IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE "ATTEND MEETING" BOX BELOW.

Nominees:
  01 Franklin E. Agnew, 02 Ruth R. McMullin,
  03 Linda Johnson Rice, 04 Barry W. Wilson

(Instructions: To withhold authority to vote for any one or more individual nominee(s), write that nominee(s) name on the space provided below.)

		4. Proposal to Amend the Company's By-Laws and Certificate of Incorporation to Authorize Annual Election of the Board of Directors (Proxy Statement p.25)	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]
______________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY's BOARD OF DIRECTORS, PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" ITEMS 1, 2 AND 3, AND "AGAINST" ITEM 4.

Signature _______________________	Date ______________	Signature _______________________	Date ______________
NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

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the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/bol

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and ate your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Thank you for voting.

You can view the Annual Report and Proxy Statement
on the Internet at www.bausch.com


[BAUSCH & LOMB LOGO]

BAUSCH & LOMB INCORPORATED

Proxy Solicited by the Board of Directors for Use at the
Annual Meeting of Shareholders, April 29, 2003, 9:00 AM EASTERN TIME

PLACE: The Center for Biomedical Learning Conference Center, School of Medicine and Dentistry,
Strong Memorial Medical Center Complex,
601 Elmwood Avenue, Rochester, New York 14642-0001
(corner of Lattimore Road and Elmwood Avenue)

Limited parking is available. Overflow parking will be directed to an adjacent parking lot.

The undersigned hereby appoints R.L. Zarrella, S.C. McCluski and R.B. Stiles, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of shareholders of Bausch & Lomb Incorporated to be held on April 29, 2003, and at any adjournment thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of stock which the undersigned may be entitled to vote at said meeting.

If not otherwise marked on the reverse, the shares represented by this Proxy will be voted "FOR" each of the director nominees named in Item 1; "FOR" Item 2, Ratification of PricewaterhouseCoopers LLP as independent accountants; "FOR" Item 3, Approval of the Bausch & Lomb Long-Term Incentive Plan; and "AGAINST" Item 4, Proposal to amend the Company's by-laws and certificate of incorporation to authorize annual election of directors; and as the proxies deem desirable in their discretion with respect to any matters incidental to the conduct of the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Address Change/Comments (Mark the corresponding box on the reverse side)

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

SEE REVERSE SIDE

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FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

You can vote without attending the meeting in one of three ways:

1.	Vote by Internet at our Internet Address: http://www.eproxy.com/bol
or
2.	Call toll free 1-800-435-6710 on a Touch Tone telephone, 24 hours a day, 7 days a week, and follow the instructions on the reverse side.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE